Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following registration statements our report dated June 10, 2025, relating to the financial statements and supplemental schedule of The Boeing Company 401(k) Retirement Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2024.
Form S-8
No. 33-31434
No. 33-43854
No. 333-32499
No. 333-73252
No. 333-107677
No. 333-140837
No. 333-163637
No. 333-252770

/s/ Deloitte & Touche LLP
Chicago, Illinois
June 10, 2025